UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 08, 2024

Culp, Inc.

(Exact name of Registrant as Specified in Its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1823 Eastchester Drive
High Point, North Carolina		27265
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 889-5161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.05 per share	CULP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2024, Culp, Inc. (the “Company”) approved the execution of an Indemnification Agreement (the “Agreement”) between the Company and each of the following persons (each, an “Indemnitee”): Robert G. Culp, IV, Franklin N. Saxon, Fred A. Jackson, John A. Baugh, Perry E. Davis, Sharon A. Decker, Kimberly B. Gatling, Alexander B. Jones, Jonathan L. Kelly, Kenneth R. Bowling, Thomas M. Bruno, Mary Beth Hunsberger, Ashley C. Durbin, Teresa A. Huffman, and Forest E. Buck.

Mr. Culp, Mr. Saxon, Mr. Jackson, Mr. Baugh, Mr. Davis, Ms. Decker, Ms. Gatling, Mr. Jones, and Mr. Kelly are directors of the Company. Mr. Culp is also President and Chief Executive Officer of the Company. Mr. Bowling is Executive Vice President, Chief Financial Officer, and Treasurer of the Company. Mr. Bruno is President of Culp Home Fashions, the Company’s mattress fabrics division. Ms. Hunsberger is President of Culp Upholstery Fabrics, the Company’s upholstery fabrics division. Ms. Durbin is the Company’s Senior Vice President, General Counsel, and Corporate Secretary. Ms. Huffman is the Company’s Senior Vice President, Chief Human Resources Officer. Mr. Buck is the Company’s Vice President of Information Technology.

The Agreement provides, among other things, that subject to the terms, definitions, limitations and procedures in the Agreement, the Company will indemnify the Indemnitee to the fullest extent permitted by the laws of North Carolina against losses if the Indemnitee becomes a party to or participant in, or is threatened to be made a party to or participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, or by reason of an action or inaction by Indemnitee in any such capacity.

The Agreement also sets forth (i) the terms on which the Company will advance expenses actually and reasonably paid or incurred by an Indemnitee in advance of the final disposition of a claim in connection with matters for which an Indemnitee may be entitled to indemnification as described in the preceding paragraph and (ii) obligations of the Company regarding the maintenance of directors’ and officers’ liability insurance coverage comparable that currently provided with the same rights and benefits to each Indemnitee.

The foregoing summary of the Agreement is qualified in its entirely to by reference to the full text of the form of Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

10.1 Form of Director and Officer Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULP, INC.

Date:	August 14, 2024	By:	/s/ Ashley C. Durbin
Ashley C. Durbin, Senior Vice President, General Counsel and Corporate Secretary